Exhibit 3.44

AMENDED AND RESTATED BYLAWS

of

HII MISSION TECHNOLOGIES CORP.

a Delaware corporation

(hereinafter referred to as the “Company”)

ARTICLE I - OFFICES

Section 1.1 Location. The address of the registered office of the Company in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent certificate of change filed pursuant to law. The Company may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Company may require.

Section 1.2 Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Company’s registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

ARTICLE II - MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Company, or at such other place within or without the State of Delaware as the Board of Directors may fix, at such time as shall be determined by the Board of Directors, or may be held by telephone conference or other means of remote communication.

Section 2.2 Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may be called at any time by the President, the Secretary or by order of the Board of Directors. Special meetings of stockholders shall be held at such place within or without the State of Delaware as shall be designated in the notice of meeting, or may be held by telephone conference or other means of remote communication.

Section 2.3 Quorum. At any meeting of stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation, the holders of record of a majority of the outstanding shares of capital stock entitled to vote or act at such meetings shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present.

Section 2.4 Voting. At any meeting of stockholders at which a quorum shall be present, each matter shall be decided by majority vote of the shares voting on such matter, except as otherwise expressly required by law or by the Certificate of Incorporation and except as otherwise expressly provided in these Bylaws.

Section 2.5 Action by Consent of Stockholders. Whenever any action by the stockholders at a meeting thereof is required or permitted by law, the Certificate of Incorporation or these Bylaws, such action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the Company and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these Bylaws.

Section 3.2 Number of Directors. The Board of Directors of the Company shall consist of one or more members; except as otherwise provided in the Certificate of Incorporation, the exact number of directors which shall comprise the Board of Directors shall be fixed from time to time by resolution adopted by the Board of Directors.

Section 3.3 Qualification. Directors need not be stockholders of the Company.

Section 3.4 Election. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, after the first meeting of the Company at which directors are elected, directors of the Company shall be elected in each year at the annual meeting of stockholders or at a special meeting in lieu of the annual meeting called for such purpose, by a plurality of votes cast at such meeting. The voting on directors at any such meeting need not be by written ballot unless otherwise so requested by any stockholder.

Section 3.5 Term. Each director shall hold office until his or her successor is duly elected and qualified, except in the event of the earlier termination of his or her term of office by reason of death, resignation, removal or other reason.

Section 3.6 Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, the President or the Secretary. Any director may be removed at any time for any reason and his or her place filled, in each case, by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote on the election of directors.

Section 3.7 Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors (unless the vacancy be caused by the removal of a director) and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The vacancy caused by the removal of a director shall be filled by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote on the election of directors. Each director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of directors and until his or her successor shall be elected and qualified.

Section 3.8 Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the total number of directors shall be present to constitute a quorum for the transaction of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.9 Regulations. The Board of Directors may hold its meetings and cause the books and records of the Company to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Company.

Section 3.10 Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

Section 3.11 Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.12 Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the President, and shall be called by the President or the Secretary upon the written request of a majority of the Board of Directors directed to the President or the Secretary. Notice of any special meeting of the Board of Directors shall state the purpose of such special meeting.

Section 3.13 Notice of Meetings; Waiver of Notice. Except as otherwise set forth in Section 3.10 regarding the annual meeting of the Board of Directors, notice of the time, date and place of a meeting of the Board of Directors shall be given orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission.

Notice of any meeting of the Board of Directors need not be given to any director if waived by him or her in writing (or by telecopier, telex or telegram and confirmed in writing or by electronic transmission) whether before or after the holding of such meeting or if such director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all directors then in office shall be present thereat.

Section 3.14 Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Company.

Except as herein provided, vacancies in membership of any committee shall be filled by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by the Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors.

Section 3.15 Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw. The Board of Directors may, in the resolution creating a committee, grant to such committee the power and authority to declare a dividend or authorize the issuance of stock.

Section 3.16 Compensation of Directors. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Company.

Section 3.17 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing or by electronic transmission thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV - OFFICERS

Section 4.1 Principal Officers. The principal officers of the Company shall be elected by the Board of Directors and shall include a President, a Secretary, and a Treasurer. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, one person may hold the offices and perform the duties of any two or more of said offices.

Section 4.2 Additional Officers. In addition to the principal officers designated in Section 4.1, the Board of Directors may from time to time elect such other officers as it may deem necessary or advisable, including, without limitation, a Chief Operating Officer (“COO”) and one or more Vice Presidents (the number thereof to be determined by the Board of Directors).

Section 4.3 Election of Officers; Term of Office. The officers of the Company shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Failure to elect annually any officer shall not dissolve the Company. If the Board of Directors shall fail to fill any office at an annual meeting, if any vacancy in any office shall occur or if any office shall be newly created, such office may be filled at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.4 Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Company to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

Section 4.5 Removal of Officers. Any officer of the Company may be removed with or without cause by resolution adopted by a majority of the directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the directors then in office.

Section 4.6 Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

Section 4.7 President. The President shall preside at all meetings of the stockholders and of the Board of Directors at which he or she is present. The President shall have general supervision over the business of the Company. The President shall have all powers and duties usually incident to the office of the President except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.8 Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he or she is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Company and shall have supervision over the care and custody of the records and seal of the Company. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Company under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the President.

Section 4.9 Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Company and shall cause the funds of the Company to be deposited in the name of the Company in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Company. The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the President.

Section 4.10 COO. If elected by the Board of Directors, the COO shall oversee the general operations and internal processes of the Company subject to the direction of the President, and perform such other duties as from time to time may be assigned by the Board of directors or directed by the President. In the absence of the President or in the event of his or her inability or refusal to act, the COO shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 4.11 Vice Presidents. The Vice Presidents shall perform such duties as from time to time may be assigned to them by the Board of Directors or directed by the President. In the absence of the President or, if elected by the Board of Directors, in the absence of the COO or in the event of his or her inability or refusal to act, the Vice Presidents, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President or the COO, as applicable, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or the COO, as applicable. The Vice Presidents shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or directed by the President.

Section 4.12 Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Company to give bond for the faithful discharge of his or her duties in such form and with such surety or sureties as the Board of Directors may determine.

ARTICLE V - CAPITAL STOCK

Section 5.1 Issuance of Certificates for Stock. Unless the Board of Directors has provided by resolution or resolutions that any such shares of stock shall be uncertificated, each stockholder of the Company shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors certifying the number of shares of capital stock of the Company owned by such stockholder.

Section 5.2 Signatures on Stock Certificates. Certificates for shares of capital stock of the Company shall be signed by, or in the name of the Company by any two of the following officers: the President, any Vice President the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, or any other officer so authorized by the Board of Directors. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.

Section 5.3 Stock Ledger. A record of all certificates for capital stock issued by the Company shall be kept by the Secretary or any other officer or employee of the Company designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate and in case of certificates which have been canceled the dates of cancellation thereof.

The Company shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings and for all other purposes. The Company shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Company shall have express or other notice thereof.

Section 5.4 Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these Bylaws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Company. The Board of Directors may appoint, or authorize any officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

Section 5.5 Transfers. Transfers of capital stock shall be made on the books of the Company only upon delivery to the Company or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred and (iii) a written assignment of the shares of capital stock evidenced thereby.

Section 5.6 Cancellation. Each certificate for capital stock surrendered to the Company for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.

Section 5.7 Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Company shall be mutilated, the Company shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Company may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost, stolen or destroyed certificate or his or her representatives to furnish to the Company a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Company against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 5.8 Fixing of Record Dates. (a) The Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders nor more than sixty days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, to express consent or dissent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

(b) If no record date is fixed by the Board of Directors:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived at the close of business on the day next preceding the day on which the meeting is held;

(ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary shall be the day on which the first consent is expressed;

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI - INDEMNIFICATION

Section 6.1 General. To the fullest extent permitted by applicable law, the Company shall indemnify, and advance Expenses (as hereinafter defined) to, each and every person who was or is a party, or it threatened to be made a party, to any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and. To the fullest extent permitted by applicable law, the Company shall have the power to indemnify, and advance Expenses, to any other person not specified herein on such terms and conditions as may be determined by the Board of Directors. “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating.

Section 6.2 Indemnification Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such whether or not the Company would have the power to indemnify him or her against such liability under applicable law.

ARTICLE VII - MISCELLANEOUS PROVISIONS

Section 7.1 Corporate Seal. The seal of the Company shall be in such form as is required by law and as shall be approved by the Board of Directors. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

Section 7.2 Fiscal Year. The fiscal year of the Company shall be from the 1st day of January to the 31st day of December, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.

Section 7.3 Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, or by other method of electronic transmission, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.4 Execution of Instruments, Contracts, etc. (a) All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Company by such officer or officers or person or persons as the Board of Directors may from time to time designate.

(a) Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors may authorize any officer, employee or agent, in the name of and on behalf of the Company, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

(b) All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority may if permitted by applicable law be executed in the name of the Company by any officer or subordinate officer of the Company or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Company. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

ARTICLE VIII - AMENDMENTS

Section 8.1 By Stockholders. These Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, at any meeting of stockholders by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote thereat, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.

Section 8.2 By Directors. To the extent permitted by the Certificate of Incorporation, these Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, at any regular or special meeting of the Board of Directors.

Effective: January 1, 2023